ASSIGNMENT OF DESGROSBOIS OPTION AGREEMENT

THIS ASSIGNMENT OF THE DESGROSBOIS OPTION AGREEMENT (this “Assignment”) is made effective as of June 12, 2019 (the “Effective Date”), by and between Ian Ilsley, (“Assignor”), and Venture Vanadium Inc, a Nevada corporation, (“Assignee”).

WITNESSETH:

WHEREAS , Assignor and Fayz Yacoub (“Optionor”), entered into that certain option agreement dated 6th November 2018 (the “Option Agreement”) for 4,423  acres and 30 mineral claims in Quebec, (the “Property”); and

WHEREAS , Assignor desires to assign to Assignee all of Assignor’s right title and interest in the Property in exchange for common stock of Assignee.

WHEREAS , to grant Assignee right title and interest in the Property, Assignor desires to, from and after the Effective Date, assign its right to ownership in the Property under the Option Agreement to Assignee and Assignee desires to accept the assignment of such rights in the Property and to assume all of Assignor’s duties, obligations, and liabilities under the Option Agreement; and

WHEREAS , as consideration for the assignment, Assignee has agreed to pay to Assignor one hundred thousand (100,000) shares of its common stock.

NOW, THEREFORE , for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.

Assignment . As of the Effective Date, Assignor hereby assigns, gives, grants, bargains, sells, conveys, transfers and sets over unto Assignee, all of Assignor’s right, title and interest in, to, and under the Property in the Option Agreement dated November 6, 2018, including all of Assignor’s duties, obligations, and liabilities under the Option Agreement, including any and all payment obligations to Optionor.

2.

Consideration . In consideration for the assignment to Assignee of right title and interest in the Property, Assignee shall issue to Assignor one hundred thousand (100,000) shares of Assignee’s common stock (“Shares”), as follows: 50,000 thousand (50,000) Shares upon the Effective Date, and 50,000 thousand (50,000) Shares Ninety (90) days following the effective date.

3. Assignor’s Representations .

Assignor represents and warrants to Assignee that:

(i)

The Option Agreement attached hereto as Exhibit A and made a part hereof is a true and complete copy and there have been no amendments or modifications thereto except as otherwise set forth in Exhibit A .

(ii)

Assignor has been, now is, and shall in the future fulfill all of his obligations under the Option Agreement.

a.

Assignor has previously paid to Optionor all contracted payments, totaling fifty thousand USD ($50,000) that were due under the Option Agreement in addition $15,000 will be paid to the Optionor together with the issuance of 100,000 shares as compensation for delay.

4.

Indemnification . (a) Assignee hereby indemnifies and agrees to defend and hold harmless Assignor, its members, managers, stockholders, directors, officers, successors and assigns from and against any and all actual or alleged claims, demands, liability, loss, damage, cost and expense, including without limitation reasonable attorneys’ fees, which Assignor may or shall incur under the Option Agreement by reason of any failure or alleged failure of Assignee to perform or fulfill the duties, obligations, and liabilities of the Lessee under the Purchase Agreement from and after the Effective Date.

b) Assignor hereby indemnifies and agrees to defend and hold harmless Assignee its members, managers, stockholders, directors, officers, successors and assigns from and against any and all actual or alleged claims, demands, liability, loss, damage, cost and expense, including without limitation reasonable attorneys’ fees, which Assignee may or shall incur by reason of any failure or alleged failure of Assignor to have complied with, performed, or fulfilled the duties, obligations, and liabilities of the Optionee under the Purchase Agreement prior to the Effective Date.

5.

Successors and Assigns . The terms and conditions of this Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, subject to the restrictions on assignment in the Lease.

6.

Counterparts . This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one document. Facsimile and electronic signatures will be effective as original signatures with regard to this Assignment.

7.

Governing Law . This Assignment shall be construed, and the rights and obligations of Assignor and Assignee hereunder shall be determined, in accordance with the substantive laws of the State of Nevada without regard to any choice of law provisions therein. Venue is proper in the county in which the Property is located.

8.

Construction . Any capitalized terms used in this Assignment and not defined shall have the same meaning as set forth in the Option Agreement unless otherwise expressly set forth herein to the contrary.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed on the day and year first set forth above.

ASSIGNEE: ASSIGNOR:

Venture Vanadium Inc

a Nevada Corporation

By:

___________________________

By: ___________________________

Name: Ian Ilsley

Name: Ian Ilsley

Title:   Chief Executive Officer

Title:  Assignor

Agreed & Accepted

Fayz Yacoub

By: ___________________________

Name: Fayz Yacoub

Title:   Optionor – Desgrosbois Option Agreement